EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Celadon Group, Inc.:

We consent to the use of our report with respect to the consolidated financial statements, financial statement schedule II, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/KPMG LLP

Indianapolis, Indiana
February 14, 2014

Back to Form S-8